Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 172 to the Registration Statement on Form N-1A of Fidelity Investment Trust: Fidelity Global Commodity Stock Fund of our reports dated December 13, 2017; Fidelity Canada Fund, Fidelity China Region Fund, Fidelity Emerging Markets Discovery Fund, Fidelity Europe Fund, Fidelity Japan Fund, Fidelity Latin America Fund, and Fidelity Total Emerging Markets Fund of our reports dated December 18, 2017, relating to the financial statements and financial highlights included in the October 31, 2017 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP Boston, Massachusetts September 26, 2018